195 Church Street
New Haven, CT 06510
www.newalliancebank.com

PRESS RELEASE
Contact: Judith E. Falango
First Vice President
NewAlliance Bank
203 789 2814

NewAlliance Reports Fourth Quarter Earnings of $9.6 Million, or
$0.10 Per Share; Full Year 2008 Earnings of $45.3 Million, or
$0.45 Per Share

Tier 1 Capital Remains Strong at 11.05%, Superior Credit Quality
Continues

New Haven, Connecticut, January 27, 2009 – NewAlliance Bancshares, Inc. (“NewAlliance” or the “Company”) (NYSE: NAL), the holding company for NewAlliance Bank, today released the results of its operations for the fourth quarter and full year of 2008.  Net income and earnings per share for the quarter were $9.6 million and $0.10, respectively, compared to $10.9 million and $0.11 per share during the fourth quarter of 2007.

Net income for the full year was $45.3 million, or $0.45 per share.  For the year ended December 31, 2007 the Company reported earnings of $23.8 million, or $0.23 per share.  2007 earnings were impacted by the loss recorded related to the restructuring of the securities portfolio, merger related charges, and a tax reserve adjustment.   A detailed financial summary follows the text of this release.

The Company also announced that its Board of Directors voted today to pay a quarterly dividend of $0.07 per share on February 18, 2009 to shareholders of record on February 6, 2009.  This will be the Company’s 19th consecutive quarterly dividend paid.

President and Chief Executive Officer Peyton R. Patterson stated, “The banking industry experienced unprecedented turmoil in 2008.  NewAlliance faced these headwinds in a position of strength - with strong credit quality, excellent liquidity and healthy capital levels.  This strength allows us to focus on building our customer base and lending to businesses and consumers in the Connecticut and Massachusetts markets that we know best.  Keys to our results were increasing our net interest margin and maintaining rigorous expense controls.”

Capital Management

Total shareholder’s equity was $1.38 billion at December 31, 2008.  The Company has maintained an excellent Tier 1 leverage ratio of 11.05% as compared to 10.92% at December 31, 2007.  The ratio was 11.03% in the prior quarter.  An institution is considered “well capitalized” if its Tier 1 leverage ratio is 5.0%.  The Company repurchased 1.7 million shares during the year at an average price of $12.33 and paid a cash dividend of $0.07 during the quarter and $0.275 during the year.

Commenting on the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program (“TARP”), which has gained increasing media scrutiny since its implementation, Ms. Patterson said “We did not apply for TARP funds due to our hallmark of maintaining excellent capital ratios – at December 31, 2008 the Company’s Tier 1 leverage ratio was more than double the 5% benchmark.  Additionally, the TARP would place restrictions on common share dividend increases, dilute our existing shareholders through the grant of warrants, restrict share repurchases and reduce EPS and ROE.  We believe our current capital structure is the best means to increase shareholder return over the long term and we have sufficient capital to exploit any market disruption among our competitors and pursue opportunistic acquisitions to enhance shareholder value.”

Credit Quality

Asset quality remained strong during the fourth quarter ended December 31, 2008.  Nonperforming loans to total loans were 0.77% as compared to 0.71% in the prior quarter and nonperforming assets to total assets were 0.49% as compared to 0.44% for the same period.  Net charge-offs experienced a slight increase of approximately $240,000 to $3.1 million and when combined with the strong asset quality ratios resulted in the Company recording a $3.8 million provision during the quarter, a decrease of $400,000 from the quarter ended September 30, 2008.

“Our growth has been guided by our historically rigorous credit standards and our asset quality indicators bear this out.  Despite persistent stubborn credit problems that are taking their toll on many of our competitors we have steered a course that has avoided the loan quality problems that have inundated much of our industry.  Most of the charge-offs we have experienced are in commercial construction loans for residential development which represent a very small percentage (0.95%) of our total loan portfolio.  While we are not immune to problem loans we believe our risk management practices and underwriting standards are our core strengths which bode well in such uncertain economic times.  However, if the economic environment deteriorates further as many have predicted this will impact our loan losses and increase our credit reserves,” said Don Chaffee, Executive Vice President and Chief Credit Officer.

Fourth Quarter and Linked Quarter Selected Highlights

•
The Company also remains well capitalized by all regulatory measures.  The Company’s Tier 1 leverage ratio and total risk-based ratio is 11.05% and 19.80% at December 31, 2008, respectively compared to 10.92% and 19.58% at December 31, 2007, respectively;

•
The Bank has $1.04 billion of unused borrowing capacity at the Federal Home Loan Bank of Boston as well as availability of $112.4 million at the Federal Reserve Bank’s discount window and repurchase agreement lines of credit in the amount of $100.0 million;

•
The net interest margin increased 10 basis points to 2.59% compared to 2.49% for the fourth quarter of 2007.  On a linked quarter basis net interest margin decreased 4 basis points from the third quarter of 2008 due to the decline in interest rates;

•
Average loan balances increased by $250.7 million, or 5.3%, from December 31, 2007 driven by increases in the residential, commercial real estate and consumer loan categories.  On a linked quarter basis average loan balances increased by $14.1 million driven by growth in commercial real estate and home equity loans;

•
Deposit costs were reduced by $8.2 million from the prior year quarter while average balances of core deposits increased by $344.1 million.  On a linked quarter basis deposit costs registered a slight increase of $649,000 as average core deposits increased $52.7 million and total average deposits increased $76.4 million.  Average core deposits increased $233.8 million, or 11.0% from December 31, 2007;

•	Non-interest expenses increased approximately $275,000 on a linked quarter basis due to consulting expenses and as a percentage of average assets increased one basis point to 2.01% from 2.00%; and

•	The provision for loan losses decreased $400,000 from the prior quarter primarily as a result of charge-offs stabilizing and adequate reserve coverage ratios.

Full Year Highlights

•	The net interest margin increased 13 basis points to 2.61% compared to 2.48% for the twelve months ended December 31, 2007;

•	Average loan balances increased $306.5 million from the prior year driven by growth in residential, commercial real estate and home equity loans;

•	The Bank originated $1.27 billion in organic loans in 2008 (almost all in our footprint) up 38.5% over 2007, including a record $652.6 million of residential mortgage loans;

•
Overall deposits grew by $74.2 million in 2008 with core deposit growth of $362.0 million or 15.7%, thereby improving the ratio of core deposits as a percent of total deposits to 60.1%.   At the same time the average rate paid on deposits declined by 66 basis points;

•	Our brokerage business also saw growth, with income up 16% over 2007 led by strong sales of fixed annuities and our cross-sell efforts to existing customers;

•
The provision for loan losses increased $8.5 million from the twelve months ended December 31, 2007 primarily as a result of an increase in nonperforming loans of $21.9 million and to reflect the rising risk from the current economic environment and its impact on the loan portfolio;

“NewAlliance Bank continues to distinguish itself for safety and soundness and as a place customers trust to bank.  This is evidenced by the very strong momentum seen in our core business activities,” commented Ms. Patterson.

At December 31, 2008 NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.30 billion in assets and operated 89 banking offices in Connecticut and Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services.  The Bank’s website is at www.newalliancebank.com.  Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on fourth quarter earnings at 10 a.m. Eastern Time on Wednesday, January 28, 2009.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com.  Individuals can dial in to the call at 1-800-860-2442.  The international dial-in number is 1-412-858-4600.

A replay of the webcast and call will be available after 12 Noon on January 28 through February 11, 2009.  To access the replay, dial 1-877-344-7529 or for international access dial 1-412-317-0088.  The passcode for either replay number is 426588.

NewAlliance will also have a podcast available from its website a few hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

The Company also announced today that it will hold its Annual Meeting of Shareholders on Monday, April 20, 2009 at 10 a.m. at the Crowne Plaza Cromwell, 100 Berlin Road, Cromwell, Connecticut, for shareholders of record as of March 9, 2009. The meeting will also be available through a live webcast. Details on the webcast will be made available on the Company’s website, www.newalliancebank.com, at least two weeks prior to the Annual Meeting.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as other unusual events, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  The Company’s results reported above reflect the impact of acquisitions completed within the periods reported.  Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2008	2007	2008	2007

Interest and dividend income	$98,737	$106,510	$399,173	$403,280
Interest expense	50,934	61,180	209,057	228,243

Net interest income before provision for loan losses	47,803	45,330	190,116	175,037
Provision for loan losses	3,800	2,300	13,400	4,900
Net interest income after provision for loan losses	44,003	43,030	176,716	170,137

Non-interest income
Depositor service charges	6,788	7,030	27,180	27,941
Loan and servicing income	(3)	422	968	2,002
Trust fees	1,367	1,715	6,351	6,783
Investment management, brokerage & insurance fees	1,646	1,300	7,893	6,811
Bank owned life insurance	953	1,567	4,937	6,375
Net gain (loss) on securities	833	286	1,843	(27,542)
Net gain on sale of loans	209	497	1,551	1,489
Other	513	1,429	5,173	7,306
Total non-interest income	12,306	14,246	55,896	31,165

Non-interest expense
Salaries and employee benefits	22,710	21,306	91,687	84,513
Occupancy	4,462	4,153	18,091	17,338
Furniture and fixtures	1,585	1,784	6,550	6,874
Outside services	5,523	4,187	19,314	17,142
Advertising, public relations, and sponsorships	1,017	2,157	6,429	7,957
Amortization of identifiable intangible assets	2,364	2,687	9,456	11,682
Merger related charges	8	114	185	2,523
Other	3,974	3,773	14,857	14,417
Total non-interest expense	41,643	40,161	166,569	162,446

Income before income taxes	14,666	17,115	66,043	38,856

Income tax provision	5,022	6,180	20,747	15,063

Net income	$9,644	$10,935	$45,296	$23,793

Earnings per share
Basic	$0.10	$0.11	$0.45	$0.23
Diluted	0.10	0.11	0.45	0.23

Weighted average shares outstanding
Basic	98,944,841	101,228,135	99,587,146	103,146,075
Diluted	99,221,856	101,620,081	99,706,721	103,581,932

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands, except per share data)	2008	2008	2008	2008	2007

Interest and dividend income	$98,737	$99,042	$99,180	$102,214	$106,510
Interest expense	50,934	50,983	50,932	56,208	61,180

Net interest income before provision for loan losses	47,803	48,059	48,248	46,006	45,330
Provision for loan losses	3,800	4,200	3,700	1,700	2,300
Net interest income after provision for loan losses	44,003	43,859	44,548	44,306	43,030

Non-interest income
Depositor service charges	6,788	7,052	6,708	6,632	7,030
Loan and servicing income	(3)	325	264	381	422
Trust fees	1,367	1,635	1,678	1,670	1,715
Investment management, brokerage & insurance fees	1,646	1,872	1,844	2,532	1,300
Bank owned life insurance	953	1,164	1,291	1,529	1,567
Net gain (loss) on securities	833	(215)	87	1,138	286
Net gain on sale of loans	209	428	656	257	497
Other	513	1,144	1,991	1,527	1,429
Total non-interest income	12,306	13,405	14,519	15,666	14,246

Non-interest expense
Salaries and employee benefits	22,710	22,354	22,935	23,689	21,306
Occupancy	4,462	4,415	4,320	4,895	4,153
Furniture and fixtures	1,585	1,624	1,654	1,686	1,784
Outside services	5,523	5,047	4,471	4,273	4,187
Advertising, public relations, and sponsorships	1,017	1,667	2,036	1,709	2,157
Amortization of identifiable intangible assets	2,364	2,364	2,364	2,364	2,687
Merger related charges	8	99	23	56	114
Other	3,974	3,801	3,514	3,565	3,773
Total non-interest expense	41,643	41,371	41,317	42,237	40,161

Income before income taxes	14,666	15,893	17,750	17,735	17,115

Income tax provision	5,022	4,957	5,968	4,801	6,180

Net income	$9,644	$10,936	$11,782	$12,934	$10,935

Earnings per share
Basic	$0.10	$0.11	$0.12	$0.13	$0.11
Diluted	0.10	0.11	0.12	0.13	0.11

Weighted average shares outstanding
Basic	98,944,841	98,988,777	100,112,529	100,277,267	101,228,135
Diluted	99,221,856	99,145,940	100,282,161	100,330,148	101,620,081

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2008	2008	2008	2008	2007
Assets
Cash and due from banks, noninterest bearing	$98,131	$112,121	$112,287	$121,246	$108,917
Federal funds sold	-	50,000	-	-	-
Short-term investments	55,000	25,000	52,000	25,000	51,962
Investment securities available for sale	2,049,383	2,006,822	2,006,502	2,109,367	2,201,021
Investment securities held to maturity	309,782	299,622	314,113	334,583	290,472
Loans held for sale	5,361	4,687	3,350	7,268	2,669
Loans
Residential real estate	2,546,018	2,556,962	2,553,064	2,414,302	2,389,944
Commercial real estate	1,220,810	1,206,666	1,213,878	1,198,103	1,194,613
Commercial business	458,952	459,998	473,147	454,463	457,745
Consumer	737,005	729,850	709,378	692,086	685,667
Total loans	4,962,785	4,953,476	4,949,467	4,758,954	4,727,969
Less allowance for loan losses	(49,911)	(49,175)	(47,798)	(45,414)	(43,813)
Total loans, net	4,912,874	4,904,301	4,901,669	4,713,540	4,684,156
Premises and equipment, net	59,419	59,832	60,898	61,530	61,939
Cash surrender value of bank owned life insurance	136,868	135,975	134,878	133,588	132,059
Goodwill	527,167	527,167	527,643	528,117	531,191
Identifiable intangible assets	43,860	46,224	48,588	50,952	53,316
Other assets	101,673	93,510	100,328	96,818	93,282
Total assets	$8,299,518	$8,265,261	$8,262,256	$8,182,009	$8,210,984

Liabilities
Deposits
Regular savings	$1,463,341	$1,402,874	$1,349,136	$1,126,787	$941,051
Money market	346,522	344,681	427,174	494,845	492,042
NOW	368,730	356,162	391,946	405,669	401,097
Demand	494,978	497,749	500,673	484,380	477,408
Time	1,774,259	1,805,488	1,662,071	1,745,933	2,062,067
Total deposits	4,447,830	4,406,954	4,331,000	4,257,614	4,373,665
Borrowings
Federal Home Loan Bank advances	2,190,914	2,175,184	2,244,598	2,211,038	2,136,965
Repurchase agreements	159,530	185,465	183,783	187,512	192,145
Junior subordinated debentures	24,735	24,785	24,835	24,885	24,935
Other borrowings	1,317	1,354	1,390	1,425	1,459
Other liabilities	93,976	71,113	69,540	84,686	74,708
Total liabilities	6,918,302	6,864,855	6,855,146	6,767,160	6,803,877

Stockholders' equity	1,381,216	1,400,406	1,407,110	1,414,849	1,407,107

Total liabilities and stockholders' equity	$8,299,518	$8,265,261	$8,262,256	$8,182,009	$8,210,984

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2008	2008	2008	2008	2007
Net interest income before provision for loan loss	$ 47,803	$ 48,059	$ 48,248	$ 46,006	$ 45,330
Net income	9,644	10,936	11,782	12,934	10,935
Shares outstanding (end of period)	107,058,509	107,058,509	107,955,035	108,590,368	108,851,592
Weighted average shares outstanding:
Basic	98,944,841	98,988,777	100,112,529	100,277,267	101,228,135
Diluted	99,221,856	99,145,940	100,282,161	100,330,148	101,620,081
Earnings per share:
Basic	$ 0.10	$ 0.11	$ 0.12	$ 0.13	$ 0.11
Diluted	0.10	0.11	0.12	0.13	0.11
Shareholders' equity (end of period)	1,381,216	1,400,406	1,407,110	1,414,849	1,407,107
Book value per share (end of period)	12.90	13.08	13.03	13.03	12.93
Tangible book value per share (end of period)	7.57	7.72	7.70	7.70	7.56

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.59%	2.63%	2.67%	2.56%	2.49%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.13	2.16	2.20	2.06	1.94
Average yield on interest-earning assets	5.35	5.41	5.48	5.70	5.85
Average rate paid on interest-bearing liabilities	3.22	3.25	3.28	3.64	3.91

Return on average assets	0.47	0.53	0.58	0.64	0.53
Return on average equity	2.76	3.13	3.33	3.66	3.10

At period end:
Tier 1 leverage capital ratio	11.05%	11.03%	11.16%	11.20%	10.92%
Tangible equity/tangible assets	10.48	10.75	10.81	10.99	10.79
Tangible common equity/tangible assets	10.16	10.43	10.49	10.67	10.46

Asset Quality Information
Nonperforming loans	$ 38,331	$ 34,996	$ 26,181	$ 18,989	$ 16,386
Total nonperforming assets	40,354	36,335	27,599	19,546	17,283
Nonperforming loans as a % of total loans	0.77%	0.71%	0.53%	0.40%	0.35%
Nonperforming assets as a % of total assets	0.49	0.44	0.33	0.24	0.21
Allowance for loan losses as a % of total loans	1.01	0.99	0.97	0.95	0.93
Allowance for loan losses as a % of nonperforming loans	130.21	140.52	182.57	239.16	267.38

Provision for loan losses	$ 3,800	$ 4,200	$ 3,700	$ 1,700	$ 2,300

Banking offices	89	89	89	89	88

Non-GAAP Financial Information and Ratios

Net income, GAAP	$ 9,644	$ 10,936	$ 11,782	$ 12,934	$ 10,935
Merger costs, net of tax	5	64	15	36	74
Charitable contribution valuation allowance adjustment	-	-	-	-	1,000
Proforma net income	$ 9,649	$ 11,000	$ 11,797	$ 12,970	$ 12,009

Proforma net income per share - basic	0.10	0.11	0.12	0.13	0.12
Proforma net income per share - diluted	0.10	0.11	0.12	0.13	0.12

Noninterest income as a percent of
operating revenue (1)	20.24%	22.11%	21.96%	24.26%	20.99%
Noninterest income (1)	$ 12,127	$ 13,642	$ 13,577	$ 14,738	$ 12,046
Proforma return on average assets (2)	0.47%	0.53%	0.58%	0.64%	0.58%
Proforma return on average tangible assets (2)	0.50	0.57	0.62	0.69	0.63
Proforma return on average equity (2)	2.76	3.15	3.34	3.67	3.41
Proforma return on average tangible equity (2)	4.66	5.34	5.64	6.24	5.83
Efficiency ratio (3)	68.98	66.90	66.62	69.24	69.86
Proforma efficiency ratio (3) (4)	68.97	66.74	66.59	69.15	69.66
Expenses to Average Assets (5)	2.01	2.00	2.02	2.02	1.95

(1) Excludes total net gains or losses on securities & limited partnerships
(2) Excludes merger costs, net of tax and the charitable contribution valuation allowance adjustment included in tax expense (Where applicable)
(3) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(4) Excludes merger costs
(5) Excludes severance and merger costs (Where applicable)

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	December 31, 2008			December 31, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,555,332	$35,012	5.48%	$2,396,115	$33,384	5.57%
Commercial real estate	1,218,769	18,709	6.14	1,172,326	19,325	6.59
Commercial business	454,097	6,614	5.83	461,378	8,511	7.38
Consumer	733,054	9,433	5.15	680,728	11,033	6.48
Total Loans	4,961,252	69,768	5.63	4,710,547	72,253	6.14
Fed funds sold and other short-term investments	47,614	241	2.02	66,455	858	5.16
Investment securities	2,377,455	28,728	4.83	2,500,550	33,399	5.34
Total interest-earning assets	7,386,321	$98,737	5.35%	7,277,552	$106,510	5.85%
Non-interest-earning assets	906,819			939,541
Total assets	$8,293,140			$8,217,093

Interest-bearing liabilities
Deposits
Money market	$349,762	$1,873	2.14%	$500,510	$4,346	3.47%
NOW	346,630	286	0.33	385,968	992	1.03
Savings	1,441,505	8,101	2.25	921,915	5,225	2.27
Time	1,792,865	14,999	3.35	2,046,451	22,919	4.48
Total interest-bearing deposits	3,930,762	25,259	2.57	3,854,844	33,482	3.47
Repurchase agreements	186,570	908	1.95	226,868	1,836	3.24
FHLB advances and other borrowings	2,202,488	24,767	4.50	2,173,164	25,862	4.76
Total interest-bearing liabilities	6,319,820	50,934	3.22%	6,254,876	61,180	3.91%
Non-interest-bearing demand deposits	499,793			485,235
Other non-interest-bearing liabilities	73,361			67,413
Total liabilities	6,892,974			6,807,524
Equity	1,400,166			1,409,569
Total liabilities and equity	$8,293,140			$8,217,093
Net interest-earning assets	$1,066,501			$1,022,676
Net interest income		$47,803			$45,330
Interest rate spread			2.13%			1.94%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.59%			2.49%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.88%			116.35%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	December 31, 2008			September 30, 2008
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,555,332	$35,012	5.48%	$2,562,448	$35,202	5.50%
Commercial real estate	1,218,769	18,709	6.14	1,194,106	18,273	6.12
Commercial business	454,097	6,614	5.83	471,555	7,021	5.96
Consumer	733,054	9,433	5.15	719,016	9,718	5.41
Total Loans	4,961,252	69,768	5.63	4,947,125	70,214	5.68
Fed funds sold and other short-term investments	47,614	241	2.02	79,171	494	2.50
Investment securities	2,377,455	28,728	4.83	2,296,893	28,334	4.93
Total interest-earning assets	7,386,321	$98,737	5.35%	7,323,189	$99,042	5.41%
Non-interest-earning assets	906,819			921,916
Total assets	$8,293,140			$8,245,105

Interest-bearing liabilities
Deposits
Money market	$349,762	$1,873	2.14%	$383,234	$1,913	2.00%
NOW	346,630	286	0.33	359,033	288	0.32
Savings	1,441,505	8,101	2.25	1,348,578	7,742	2.30
Time	1,792,865	14,999	3.35	1,769,126	14,667	3.32
Total interest-bearing deposits	3,930,762	25,259	2.57	3,859,971	24,610	2.55
Repurchase agreements	186,570	908	1.95	179,350	1,045	2.33
FHLB advances and other borrowings	2,202,488	24,767	4.50	2,243,820	25,328	4.52
Total interest-bearing liabilities	6,319,820	50,934	3.22%	6,283,141	50,983	3.25%
Non-interest-bearing demand deposits	499,793			494,104
Other non-interest-bearing liabilities	73,361			69,233
Total liabilities	6,892,974			6,846,478
Equity	1,400,166			1,398,627
Total liabilities and equity	$8,293,140			$8,245,105
Net interest-earning assets	$1,066,501			$1,040,048
Net interest income		$47,803			$48,059
Interest rate spread			2.13%			2.16%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.59%			2.63%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.88%			116.55%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Twelve Months Ended
	December 31, 2008			December 31, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,503,135	$138,005	5.51%	$2,303,785	$127,794	5.55%
Commercial real estate	1,203,399	74,159	6.16	1,138,661	74,963	6.58
Commercial business	460,679	27,819	6.04	462,962	33,964	7.34
Consumer	710,132	38,984	5.49	665,433	43,802	6.58
Total Loans	4,877,345	278,967	5.72	4,570,841	280,523	6.14
Fed funds sold and other short-term investments	46,211	1,209	2.62	59,340	3,172	5.35
Investment securities	2,357,571	118,997	5.05	2,427,365	119,585	4.93
Total interest-earning assets	7,281,127	$399,173	5.48%	7,057,546	$403,280	5.71%
Non-interest-earning assets	929,355			909,901
Total assets	$8,210,482			$7,967,447

Interest-bearing liabilities
Deposits
Money market	$420,972	$9,315	2.21%	$503,071	$16,979	3.38%
NOW	368,277	1,368	0.37	407,835	4,466	1.10
Savings	1,257,542	29,047	2.31	893,562	17,545	1.96
Time	1,792,948	64,942	3.62	2,057,327	91,943	4.47
Total interest-bearing deposits	3,839,739	104,672	2.73	3,861,795	130,933	3.39
Repurchase agreements	183,650	4,021	2.19	205,055	7,580	3.70
FHLB advances and other borrowings	2,222,615	100,364	4.52	1,932,724	89,730	4.64
Total interest-bearing-liabilities	6,246,004	209,057	3.35%	5,999,574	228,243	3.80%
Non-interest-bearing demand deposits	484,090			492,658
Other non-interest-bearing liabilities	73,389			71,145
Total liabilities	6,803,483			6,563,377
Equity	1,406,999			1,404,070
Total liabilities and equity	$8,210,482			$7,967,447
Net interest-earning assets	$1,035,123			$1,057,972
Net interest income		$190,116			$175,037
Interest rate spread			2.13%			1.91%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.61%			2.48%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.57%			117.63%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars in thousands)	2008	2008	2008	2008	2007
Nonperforming assets
Residential real estate	$12,634	$8,191	$8,464	$7,068	$4,837
Commercial real estate	18,435	19,233	11,948	5,304	5,796
Commercial business	5,863	6,383	4,904	5,497	4,912
Consumer	1,399	1,189	865	1,120	841
Total nonperforming loans	38,331	34,996	26,181	18,989	16,386

Other nonperforming assets, net	2,023	1,339	1,418	557	897

Total nonperforming assets	$40,354	$36,335	$27,599	$19,546	$17,283

Allowance for loan losses	$49,911	$49,175	$47,798	$45,414	$43,813

	Three Months Ended
	Dec.	Sept. 30,	June 30,	March 31,	Dec. 31,
	2008	2008	2008	2008	2007
Net loan charge-offs (recoveries)
Residential real estate	$473	$81	$(3)	$47	$(189)
Commercial real estate	1,781	2,005	989	(11)	723
Total real estate	2,254	2,086	986	36	534
Commercial business	588	282	161	(50)	666
Consumer	222	455	169	113	287
Total net charge-offs	$3,064	$2,823	$1,316	$99	$1,487

Provision for loan losses	$3,800	$4,200	$3,700	$1,700	$2,300

	At or For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2008	2008	2008	2008	2007
Ratios
Allowance for loan losses to total loans	1.01%	0.99%	0.97%	0.95%	0.93%
Allowance for loan losses to nonperforming loans	130.21	140.52	182.57	239.16	267.38
Nonperforming loans to total loans	0.77	0.71	0.53	0.40	0.35
Nonperforming assets to total assets	0.49	0.44	0.33	0.24	0.21
Net charge-offs to average loans (annualized)	0.25	0.23	0.11	0.01	0.13

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

Year Ended
(Dollars in thousands, except per share data)	December 31, 2007
Net income, GAAP	$23,793

Effect of loss on AFS securities (due to portfolio restructure),
net of tax	18,364
Effect of merger and conversion costs,
net of tax	1,640
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	3,600
Proforma net income	$47,397

Basic earnings per share, GAAP	0.23
Effect of restructure of AFS securities,
net of tax	0.18
Effect of merger and conversion costs,
net of tax	0.02
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.03
Proforma basic earnings per share	$0.46

Diluted earnings per share, GAAP	0.23
Effect of restructure of AFS securities,
net of tax	0.18
Effect of merger and conversion costs,
net of tax	0.02
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.03
Proforma diluted earnings per share	$0.46